QUALCOMM Incorporated
2006 Long-Term Incentive Plan
Global Employee Stock Option Grant Notice

QUALCOMM Incorporated (the “Company”), pursuant to its 2006 Long-Term Incentive Plan (the “Plan”) hereby grants you a non-qualified stock option to purchase the number of shares of the Company's common stock set forth below. This Option is not intended to qualify for the federal income tax benefits available to an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. This Option is subject to all of the terms and conditions as set forth herein and the Global Employee Stock Option Agreement including any country-specific terms set forth in the Addendum to the Agreement (together, the Agreement and the Addendum are referred to herein as the “Agreement”) (attached hereto) and the Plan which are incorporated herein in their entirety. Capitalized terms not otherwise defined in this Grant Notice or the Agreement shall have the meaning set forth in the Plan.

Participant: «Employee»	Grant No.: «Number»
Emp #: «ID»	Shares Subject to Option: «Shares_Granted»
Date of Grant: «Grant_Date»	Expiration Date: «Expiration_Date Period_1»
Exercise Price Per Share: «Option_Price»

Vesting Schedule

Exercisable Shares	Full Vesting Date	Expiration Date**
«Shares_Period_1»	«Vest_Date_Period_1»	«Expiration_Date_Period_1»
«Shares_Period_2»*	«Vest_Date_Period_2»	«Expiration_Date_Period_2»

*These option shares vest on each six (6) month date after «Vest_Date_Period_1» as to 1/8th of the total shares granted. However, if the Date of Grant is on the 30th of the month, subsequent six (6) month vesting dates will occur on the last day of the month after «Vest_Date_Period_1» as to 1/8th of the total shares granted.

**As an administrative matter, the vested portion of this Option may be exercised only until the close of the NASDAQ Global Select Market on the Expiration Date or the termination date set forth under Section 2.5 of the Agreement or, if such date is not a trading day on the NASDAQ Global Select Market, the last trading day before such date. Any later attempt to exercise this Option will not be honored. For example, if you cease to remain in Service as provided in Section 2.5(a)(vii) of the Agreement and the date 30 days after the date of termination of Service is Monday, July 4 (a holiday on which the NASDAQ Global Select Market is closed), you must exercise the exercisable portion of this Option by 4:00 p.m. U.S. Eastern Time on Friday, July 1.

Additional Terms/Acknowledgments: By accepting this Option, you acknowledge receipt of and represent that you have read, understand, accept and agree to the terms and conditions of the following: this Grant Notice, the Agreement and the Plan (including, but not limited to, the binding arbitration provision in Section 3.7 of the Plan). In addition, by accepting this Option you agree to all of its terms and conditions and further acknowledge that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements pertaining to this particular Option.

Note: You are solely responsible for any election to exercise this Option, and the Company shall have no obligation whatsoever to provide notice to you of any matter, including, but not limited to, the date this Option terminates.

QUALCOMM Incorporated:		Optionee:

By:	/s/ Dr. Paul E. Jacobs
Chief Executive Officer
	Dated: «Grant_Date»	Signature:__________________________
Optionee:
GrantNo:
Date:______________________________
Attachment: Global Employee Stock Option Agreement (A1)

Once you have acknowledged online, please sign and fax this entire Grant Notice to QUALCOMM Incorporated United States at the number below. This Grant Notice will not be considered fully acknowledged until the Company has received your signed copy of this Grant Notice, both electronically and in hardcopy.

Attn: Stock Administration
Fax Number: 1 (858) 658-1846 or scan and email back to stockgrants@qualcomm.com.

2

QUALCOMM Incorporated
2006 Long-Term Incentive Plan
Global Employee Stock Option Grant Notice

QUALCOMM Incorporated (the “Company”), pursuant to its 2006 Long-Term Incentive Plan (the “Plan”) hereby grants you a non-qualified stock option to purchase the number of shares of the Company's common stock set forth below. This Option is not intended to qualify for the federal income tax benefits available to an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. This Option is subject to all of the terms and conditions as set forth herein and the Global Employee Stock Option Agreement including any country-specific terms set forth in the Addendum to the Agreement (together, the Agreement and the Addendum are referred to herein as the “Agreement”) (attached hereto) and the Plan which are incorporated herein in their entirety. Capitalized terms not otherwise defined in this Grant Notice or the Agreement shall have the meaning set forth in the Plan.

Participant: «Employee»	Grant No.: «Number»
Emp #: «ID»	Shares Subject to Option: «Shares_Granted»
Date of Grant: «Grant_Date»	Expiration Date: «Expiration_Date Period_1»
Exercise Price Per Share: «Option_Price»

Vesting Schedule

Exercisable Shares	Full Vesting Date	Expiration Date**
«Shares_Period_1»	«Vest_Date_Period_1»	«Expiration_Date_Period_1»
«Shares_Period_2»*	«Vest_Date_Period_2»	«Expiration_Date_Period_2»

*These option shares vest on each six (6) month date after «Vest_Date_Period_1» as to 1/8th of the total shares granted. However, if the Date of Grant is on the 30th of the month, subsequent six (6) month vesting dates will occur on the last day of the month after «Vest_Date_Period_1» as to 1/8th of the total shares granted.

**As an administrative matter, the vested portion of this Option may be exercised only until the close of the NASDAQ Global Select Market on the Expiration Date or the termination date set forth under Section 2.5 of the Agreement or, if such date is not a trading day on the NASDAQ Global Select Market, the last trading day before such date. Any later attempt to exercise this Option will not be honored. For example, if you cease to remain in Service as provided in Section 2.5(a)(vii) of the Agreement and the date 30 days after the date of termination of Service is Monday, July 4 (a holiday on which the NASDAQ Global Select Market is closed), you must exercise the exercisable portion of this Option by 4:00 p.m. U.S. Eastern Time on Friday, July 1.

Additional Terms/Acknowledgments: By accepting this Option, you acknowledge receipt of and represent that you have read, understand, accept and agree to the terms and conditions of the following: this Grant Notice, the Agreement and the Plan (including, but not limited to, the binding arbitration provision in Section 3.7 of the Plan). In addition, by accepting this Option you agree to all of its terms and conditions and further acknowledge that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements pertaining to this particular Option.

Note: You are solely responsible for any election to exercise this Option, and the Company shall have no obligation whatsoever to provide notice to you of any matter, including, but not limited to, the date this Option terminates.

QUALCOMM Incorporated:

By:	/s/ Dr. Paul E. Jacobs
Chief Executive Officer
Dated: «Grant_Date»
Attachment: Global Employee Stock Option Agreement (A1)

2

You must notify the Company by [insert date] if you wish to reject this Option. Otherwise, you will be deemed to accept this Option on the terms and conditions on which it is offered.

QUALCOMM Incorporated
2006 Long-Term Incentive Plan
Global Employee Stock Option Grant Notice

QUALCOMM Incorporated (the “Company”), pursuant to its 2006 Long-Term Incentive Plan (the “Plan”) hereby grants you a non-qualified stock option to purchase the number of shares of the Company's common stock set forth below. This Option is not intended to qualify for the federal income tax benefits available to an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. This Option is subject to all of the terms and conditions as set forth herein and the Global Employee Stock Option Agreement including any country-specific terms set forth in the Addendum to the Agreement (together, the Agreement and the Addendum are referred to herein as the “Agreement”) (attached hereto) and the Plan which are incorporated herein in their entirety. Capitalized terms not otherwise defined in this Grant Notice or the Agreement shall have the meaning set forth in the Plan.

Please read this Grant Notice, the Plan and the Agreement (collectively, the “Grant Documents”) carefully. If you do not wish to receive this Option and/or you do not consent and agree to the terms and conditions on which this Option is offered, as set forth in the Grant Documents, then you must reject this Option by notifying the Company at [insert email address and mailing address for notice] no later than [insert date], in which case this Option will be cancelled. Your failure to notify the Company of your rejection of this Option within this specified period will constitute your acceptance of this Option and your agreement with all terms and conditions of this Option, as set forth in the Grant Documents.

Participant: «Employee»	Grant No.: «Number»
Emp #: «ID»	Shares Subject to Option: «Shares_Granted»
Date of Grant: «Grant_Date»	Expiration Date: «Expiration_Date Period_1»
Exercise Price Per Share: «Option_Price»

Vesting Schedule

Exercisable Shares	Full Vesting Date	Expiration Date**
«Shares_Period_1»	«Vest_Date_Period_1»	«Expiration_Date_Period_1»
«Shares_Period_2»*	«Vest_Date_Period_2»	«Expiration_Date_Period_2»

*These option shares vest on each six (6) month date after «Vest_Date_Period_1» as to 1/8th of the total shares granted. However, if the Date of Grant is on the 30th of the month, subsequent six (6) month vesting dates will occur on the last day of the month after «Vest_Date_Period_1» as to 1/8th of the total shares granted.

**As an administrative matter, the vested portion of this Option may be exercised only until the close of the NASDAQ Global Select Market on the Expiration Date or the termination date set forth under Section 2.5 of the Agreement or, if such date is not a trading day on the NASDAQ Global Select Market, the last trading day before such date. Any later attempt to exercise this Option will not be honored. For example, if you cease to remain in Service as provided in Section 2.5(a)(vii) of the Agreement and the date 30 days after the date of termination of Service is Monday, July 4 (a holiday on which the NASDAQ Global Select Market is closed), you must exercise the exercisable portion of this Option by 4:00 p.m. U.S. Eastern Time on Friday, July 1.

Additional Terms/Acknowledgments: By accepting this Option, you acknowledge receipt of and represent that you have read, understand, accept and agree to the terms and conditions of the following: this Grant Notice, the Agreement and the Plan (including, but not limited to, the binding arbitration provision in Section 3.7 of the Plan). In addition, by accepting this Option you agree to all of its terms and conditions and further acknowledge that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements pertaining to this particular Option.

Note: You are solely responsible for any election to exercise this Option, and the Company shall have no obligation whatsoever to provide notice to you of any matter, including, but not limited to, the date this Option terminates.

QUALCOMM Incorporated:

By:	/s/ Dr. Paul E. Jacobs
Chief Executive Officer
Dated: «Grant_Date»
Attachment: Global Employee Stock Option Agreement (A[•])

2

QUALCOMM Incorporated
2006 Long-Term Incentive Plan
Global Employee Stock Option Agreement
Pursuant to the Grant Notice and this Global Employee Stock Option Agreement including any country-specific terms set forth in the Addendum to this Agreement (together, this Agreement and the Addendum are referred to herein as this “Agreement”), QUALCOMM Incorporated (the “Company”) has granted you an Option to purchase the number of shares of the Company's common stock (“Stock”) indicated in the Grant Notice at the exercise price indicated in the Grant Notice. You must accept or reject this Option in the manner specified in the Grant Notice. Capitalized terms not explicitly defined in this Agreement but defined in the QUALCOMM Incorporated 2006 Long-Term Incentive Plan (the “Plan”) shall have the same definitions as in the Plan.
The details of this Option are as follows:
1.Service and Vesting.
1.1Service. As provided in the Plan and notwithstanding any other provision of this Agreement, the Company reserves the right, in its sole discretion, to determine when your Service has terminated, including in the event of any leave of absence or part-time Service and to suspend crediting of Service and vesting of this Option in the event of any leave of absence or part-time Service. Subject to the foregoing, in the event of termination of your Service (whether or not in breach of local labor laws or later found invalid), the date of termination of your rights (if any) with respect to this Option as set forth in the Plan and this Agreement will be measured from the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).
1.2Vesting. Except as otherwise provided in the Plan or this Agreement, this Option will vest as provided in the Grant Notice.
2.Exercise of this Option.
2.1Method of Exercise. You may exercise the vested portion of this Option at any time prior to the expiration of this Option by delivering a notice of exercise in such form as may be designated by the Company from time to time together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours and prior to the expiration of this Option, together with such additional documents as the Company may then require pursuant to the terms of the Plan.
2.2Method of Payment. Payment of the exercise price may be by cash (or check), or pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to a broker which provides for the payment of the aggregate exercise price to the Company, or a combination of the above methods, as the Company may designate from time to time. The cash method of payment may not be available in every country. The Company may suspend, or eliminate, various forms of permissible payment from time to time in its sole discretion.
2.3Tax Withholding. Regardless of any action the Company or the Participating Company that employs you (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the issuance of shares of Stock upon exercise of this Option, the subsequent sale of shares of Stock acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the Date of Grant (as specified in the Grant Notice) and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant tax withholding event, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of shares of Stock acquired upon exercise of this Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and pursuant to your authorization by your acceptance of this Option), unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, you agree that the obligation for Tax-Related Items may be satisfied by withholding in shares of Stock to be issued upon exercise of this Option. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, you are deemed to have been issued the full number of shares of Stock subject to the exercised Option, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan. The Fair Market Value of any share of Stock withheld pursuant to this Section 2.3 shall be equal to the closing price of a share of Stock as quoted on any national or regional securities exchange or market system constituting the primary market for the Stock on the day on which tax withholding is required (or, if there is no closing price on that day, the last trading day prior to that day) or, if the Stock is not listed on a national or regional securities exchange or market system, the value of a share of Stock as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
Finally, you shall pay to the Company or the Employer, including through withholding from your wages or other cash compensation paid to you by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the

2

means previously described. The Company shall not be required to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock if you fail to comply with your obligations in connection with the Tax-Related Items.
2.4Responsibility for Exercise. You are responsible for taking any and all actions as may be required to exercise this Option in a timely manner and for properly executing any such documents as may be required for exercise in accordance with such rules and procedures as may be established from time to time. By signing this Agreement you acknowledge that information regarding the procedures and requirements for this exercise of this Option is available to you on request. The Company and/or any Participating Company shall have no duty or obligation to notify you of the expiration date of this Option.
2.5Effect of Termination of Service.
(a)Option Exercisability. Subject to earlier termination of this Option as otherwise provided herein and unless otherwise provided in the Grant Notice, this Option shall be exercisable after your termination of Service with the Company or any Participating Company only during the applicable time period determined in accordance with this Section and thereafter shall terminate.
(i)Disability. If your Service with the Company or any Participating Company terminates because of your Disability, this Option shall continue to vest for the period of such Disability under the terms and conditions of this Agreement and may be exercised by you at any time during the period of Disability but in any event no later than the date of expiration of this Option's term set forth in Section 5 (the “Option Expiration Date”).
(ii)Death. If your Service with the Company or any Participating Company terminates because of your death or because of your Disability and such termination is subsequently followed by your death, the vesting of this Option shall be accelerated effective upon your death, and this Option may be exercised by your legal representative or other person who acquired the right to exercise this Option by reason of your death at any time prior to the expiration of twelve (12) months after the date of your death, but in any event no later than the Option Expiration Date.
(iii)Normal Retirement Age. To the extent permitted under applicable local law as determined by the Company, if your Service with the Company or any Participating Company terminates at or after Normal Retirement Age, this Option, to the extent unexercised and vested on the date on which your Service terminates, may be exercised by you at any time prior to the expiration of twelve (12) months after the date on which your Service terminates, but in any event no later than the Option Expiration Date. Options that have not vested as of the date on which your Service terminates will be forfeited as of your termination date.
(iv)Termination After Layoff. If your Service with the Company or any Participating Company terminates as a result of “Layoff” (as defined below), then, subject to your execution of a general release of claims satisfactory to the Company, (A) the vesting of this Option shall be accelerated effective as of the date on which your Service terminates by (I) ten percent (10%) of the shares which would otherwise be unvested on such

3

date, plus, if the termination occurs after the first vesting date of this Option, (II) the number of Options (rounded up to the next full share) calculated by multiplying the number of Options that would have vested on the next semi-annual vesting date by a fraction, the numerator of which is the number of full months (rounded up) that are credited as Service for vesting purposes since the last vesting date, and the denominator of which is six, and (B) this Option, to the extent unexercised and vested on the date on which your Service terminated, may be exercised by you (or your guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which your Service terminated, but in any event no later than the Option Expiration Date. All other unvested Options shall be forfeited as of your termination date. Notwithstanding the foregoing, if the Company determines that the provisions or operation of this subsection (iv) would cause the Company to incur a compensation expense other than that which is known by the Company as of the Date of Grant, then this subsection (iv) shall be without force or effect, and the vesting and exercisability of each outstanding Option and any shares acquired upon the exercise thereof shall be determined under any other applicable provision of the Plan, the Grant Notice or this Agreement.
(v)Termination upon Transfer to Non-Control Affiliate. If at the request of the Company, you transfer Service to a Non-Control Affiliate and your Service terminates as a result, then, subject to your execution of a general release of claims form reasonably satisfactory to the Company, this Option, to the extent unexercised and vested on the date on which your Service terminates, may be exercised by you (or your guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which your Service terminated, but in any event no later than the Option Expiration Date. Options that have not vested as of the date on which your Service terminates will be forfeited as of your termination date.
(vi)Termination After Change in Control. If your Service with the Company or any Participating Company terminates as a result of Termination After Change in Control (as defined below), then the vesting of this Option shall be accelerated effective as of the date on which the your Service terminates, and this Option, to the extent unexercised, may be exercised by you (or your guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which your Service terminates, but in any event no later than the Option Expiration Date.
(vii)Other Termination of Service. Except as otherwise provided in Section 2.5(a)(i) through (vi), if your Service with the Company or any Participating Company terminates for any reason then to the extent unexercised and vested on the date on which your Service terminates, this Option may be exercised by you at any time prior to the expiration of thirty (30) days after the date on which your Service terminates, but in any event no later than the Option Expiration Date. Options that have not vested as of the date on which your Service terminates will be forfeited as of your termination date.
(b)Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination for Cause, if the exercise of this Option within the applicable time periods set forth in Section 2.5(a) is prevented by the provisions of the Plan, this Option shall remain exercisable until three (3) months after the date you are notified by the Company that this Option is exercisable, but in any event no later than the Option Expiration Date.

4

(c)Extension if Subject to Section 16(b). Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 2.5(a) of shares acquired upon the exercise of this Option would subject you to suit under Section 16(b) of the Exchange Act, this Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by you would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after your termination of Service, or (iii) the Option Expiration Date.
(d)Certain Definitions.
(i)“Cause” shall mean any of the following: (A) your theft, dishonesty, or falsification of any Participating Company documents or records; (B) your improper use or disclosure of a Participating Company's confidential or proprietary information; (C) any action by you which has a detrimental effect on a Participating Company's reputation or business; (D) your failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (E) any material breach by you of any employment or service agreement between you and a Participating Company, which breach is not cured pursuant to the terms of such agreement; (F) your conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs your ability to perform your duties with a Participating Company; or (G) violation of a material Company policy.
(ii)“Good Reason” shall mean any one or more of the following:
(A)without your express written consent, the assignment to you of any duties, or any limitation of your responsibilities, substantially inconsistent with your positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;
(B)without your express written consent, the relocation of the principal place of your employment or service to a location that is more than fifty (50) miles from your principal place of employment or service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of you than such travel requirements existing immediately prior to the date of the Change in Control;
(C)any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (I) your base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to yours), or (II) your bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by you);
(D)any failure by the Participating Company Group to (I) continue to provide you with the opportunity to participate, on terms no less favorable

5

than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by you, in any benefit or compensation plans and programs, including, but not limited to, the Participating Company Group's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which you were participating immediately prior to the date of the Change in Control, or their equivalent, or (II) provide you with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by you;
(E)any breach by the Participating Company Group of any material agreement between you and a Participating Company concerning your employment; or
(F)any failure by the Company to obtain the assumption of any material agreement between you and the Company concerning your employment by a successor or assign of the Company.
(iii)“Layoff” shall mean the involuntary termination of your Service with the Company or any Participating Company for reasons other than Cause, constructive termination, death, Disability, divestiture, termination upon transfer to a non-control Affiliate, or Termination After Change in Control.
(iv)“Termination After Change in Control” shall mean either of the following events occurring within twenty-four (24) months after a Change in Control:
(A)termination by the Participating Company Group of your Service with the Participating Company Group for any reason other than for Cause; or
(B)your resignation for Good Reason from all capacities in which you are then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of your Service with the Participating Company Group which (1) is for Cause; (2) is a result of your death or Disability; (3) is a result of your voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.
3.Tax Advice. You acknowledge that you may be subject to U.S. federal, state, local and/or non-U.S. income tax and social insurance obligations arising from this Option. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax or social insurance consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or its representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE

6

TAX AND SOCIAL INSURANCE LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX AND SOCIAL INSURANCE TREATMENT OF THE OPTION. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.
4.Securities Law Compliance. Notwithstanding anything to the contrary contained herein, no shares of Stock will be issued to you upon exercise of this Option unless the Stock is then registered under the U.S. Securities Act or, if such Stock is not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the U.S. Securities Act. Further, Options may not be exercised and shares of Stock may not be issued if such acts would constitute a violation of any applicable foreign securities laws or other applicable regulations. By accepting this Option, you agree not to sell any of the shares of Stock received upon exercise of this Option at a time when applicable laws or Company policies prohibit a sale.
5.Termination of this Option. The term of this Option commences on the Date of Grant (as specified in the Grant Notice) and expires and shall no longer be exercisable upon the earliest of:
(a)the Expiration Date indicated in the Grant Notice;
(b)the tenth (10th) anniversary of the Date of Grant;
(c)the last day for exercising this Option following termination of your Service as described in Section 2.5; or
(d)a Change of Control, to the extent provided in Section 6.
As an administrative matter, the vested portion of this Option may be exercised only until the close of the NASDAQ Global Select Market on the applicable date indicated in this Section 5 above or, if such date is not a trading day on the NASDAQ Global Select Market, the last trading day before such date. Any later attempt to exercise this Option will not be honored.
6.Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without your consent, either assume the Company's rights and obligations under this Option or substitute for this Option a substantially equivalent option for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for this Option in connection with a Change in Control, the exercisability and vesting of this Option and any shares acquired upon the exercise thereof held by you, so long as your Service has not terminated prior to such date, shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Change in Control. If this Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control, it shall terminate and cease to be outstanding effective as of the date of the Change in Control.

7

Notwithstanding the foregoing, shares acquired upon exercise of this Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Agreement except as otherwise provided in this Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to this Option immediately prior to an Ownership Change Event constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, this Option shall not terminate unless the Committee otherwise provides in its discretion.
7.Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A vested Nonstatutory Stock Option shall not be transferable in any manner (including without limitation, sale, alienation, anticipation, pledge, encumbrance, or assignment) other than, (a) by will or by the laws of descent and distribution, (b) by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon your death, provided, however, that if you are employed outside the United States, you are not permitted to designate a beneficiary under this Agreement, (c) by delivering written notice to the Company, in a form acceptable to the Company (including such representations, warranties and indemnifications as the Company shall require you to make to protect the Company's interests and ensure that this Nonstatutory Stock Option has been transferred under the circumstances approved by the Company), by gift to your spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, persons having one of the foregoing types of relationship with you due to adoption, any person sharing your household (other than a tenant or employee), a foundation in which these persons or you control the management of assets, and any other entity in which these persons (or you) own more than fifty percent of the voting interests. A transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by these persons (or you) in exchange for an interest in that entity is specifically included as a permissible type of transfer. In addition, a transfer to a trust created solely for the benefit (i.e., you and/or any or all of the foregoing persons hold more than fifty percent (50%) of the beneficial interest in the trust) of you and/or any or all of the foregoing persons is also a permissible transferee, or (d) such other transferees as may be authorized by the Committee in its sole and absolute discretion. During your life this Nonstatutory Stock Option is exercisable only by you or a transferee satisfying the above conditions. Except in the event of your death, upon transfer of a Nonstatutory Stock Option to any or all of the foregoing persons, you, as the optionee, are liable for any and all taxes due upon exercise of those transferred Nonstatutory Stock Options. At no time will a transferee who is considered an affiliate under Rule 144(a)(1) be able to sell any or all such Stock without complying with Rule 144. The right of a transferee to exercise the transferred portion of this Nonstatutory Stock Option shall terminate in accordance with your right of exercise under this Nonstatutory Stock Option and is further subject to such representations, warranties and indemnifications from the transferee that the Company requires the transferee to make to protect the Company's interests and ensure that this Nonstatutory Stock Option has been transferred under the circumstances approved by the Company. Once a portion

8

of a Nonstatutory Stock Option is transferred, no further transfer may be made of that portion of the Nonstatutory Stock Option.
8.Option Not a Service Contract. This Option is not an employment or service contract and nothing in this Agreement, the Grant Notice or the Plan shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or (if different) the Employer, or of the Company or the Employer to continue your service with the Company or the Employer, as applicable. In addition, nothing in this Option shall obligate the Company or any Participating Company, the Company's stockholders, Board, Officers or Employees to continue any relationship which you might have as a Director or Consultant for the Company or any Participating Company, as applicable.
9.Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company's counsel deem it necessary or advisable in the exercise of their discretion, the issuance of the shares of Stock upon exercise of this Option may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.
10.Code Section 409A. For U.S. taxpayers, it is the intent that this Option as set forth in this Agreement shall qualify for exemption from or comply with the requirements of Section 409A of the Code, and any ambiguities herein will be interpreted to so qualify or comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all payments provided for under this Agreement are made in a manner that qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representation that the issuance of shares of Stock upon exercise of this Option provided for under this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the issuance of shares of Stock upon exercise of this Option provided for under this Agreement. The Company will have no liability to you or any other party if this Option, the delivery of shares of Stock upon exercise of this Option or other payment hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Company with respect thereto.
11.Notices. Any notices provided for in this Agreement, the Grant Notice or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
12.Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement, the Grant Notice and any other Option grant materials by and among, as necessary and applicable, the Participating Companies, for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and/or the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security or insurance number or other identification number,

9

salary, nationality, and any shares of stock or directorships held in the Company, and details of this Option or any other entitlement to shares of Stock, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”).
You understand that Data will be transferred to E*TRADE Financial (“E*TRADE”) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than your country. If you are employed outside the United States, you understand that you may request a list with the names and addresses of any potential recipients of Data by contacting the Company's Stock Administration department. You authorize the Company, E*TRADE and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. If you are employed outside the United States, you understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company's Stock Administration department. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant Options or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.
For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Stock Administration department at QUALCOMM Incorporated, 5775 Morehouse Drive, San Diego, CA 92121.
13.Nature of Grant. In accepting this Option, you acknowledge and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, (subject to any limitations set forth in the Plan);
(b)the award of this Option is voluntary and occasional and does not create any contractual or other right to receive future awards of Options, or benefits in lieu of Options, even if Options or other Awards have been awarded repeatedly in the past;
(c)all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;
(d)your participation in the Plan is voluntary;

10

(e)this Option and the shares of Stock subject to this Option are not intended to replace any pension rights or compensation;
(f)this Option and any shares of Stock acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;
(h)if the underlying shares of Stock do not increase in value, this Option will have no value;
(i)if you exercise this Option and acquire shares of Stock, the value of such shares of Stock may increase or decrease in value, even below the exercise price;
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from termination of your Service (for any reason whatsoever and whether or not in breach of local labor laws or later found invalid), and in consideration of the grant of this Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, waive your ability, if any, to bring any such claim, and release the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k)this Option and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or provided by the Company in its discretion, to have this Option or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company's Stock;
(l)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Stock; you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan; and
if you are employed or providing services outside the United States, (i) this Option and the shares of Stock subject to the Option are not part of normal or expected compensation or salary for any purpose; and (ii) neither the Company, the Employer nor any Participating Company is liable for any foreign exchange fluctuation between your local currency and the United States Dollar that may affect the value of this Option or of any amounts due to you pursuant to the exercise of this Option or the subsequent sale of any shares of Stock acquired upon exercise.

11

14.Applicable Law. This Agreement shall be governed by the laws of the State of California as if this Agreement were between California residents and as if it were entered into and to be performed entirely within the State of California.
15.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on this Option, and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
16.Arbitration. Any dispute or claim concerning any Options granted (or not granted) pursuant to the Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association pursuant to the commercial arbitration rules in San Diego, California. By accepting this Option, you and the Company waive your respective rights to have any such disputes or claims tried by a judge or jury.
17.Amendment. This Option may be amended as provided in the Plan at any time, provided no such amendment may adversely affect this Option or any unexercised portion of this Option, without your consent unless such amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing or, in such electronic form as may be designated by the Company.
18.Governing Plan Document. This Option is subject to this Agreement, the Grant Notice and all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement, the Grant Notice and those of the Plan, the provisions of the Plan shall control.
19.Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
20.Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.
21.Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement (including any Addendum), and any reports of the Company provided generally to the Company's stockholders, may be delivered to you electronically. In addition, if permitted by the Company, you may electronically accept and acknowledge the Grant Notice and/or this Agreement and/or deliver such documents to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic acknowledgement, acceptance and/or delivery may include but do not necessarily include use of a link to a

12

Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail (“e-mail”) or such other means specified by the Company. You hereby consent to receive the above-listed documents by electronic delivery and, if permitted by the Company, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, as set forth herein.
22.Addendum. Notwithstanding any provisions in this Agreement, this Option shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Addendum, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Addendum constitutes part of this Agreement.
23.Waiver. The waiver by the Company with respect to your (or any other Participant's) compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.
24.Repayment/Forfeiture. Any benefits you may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (a) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (b) similar rules under the laws of any other jurisdiction and (c) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to you.

13

QUALCOMM Incorporated
2006 Long-Term Incentive Plan
Global Employee Stock Option Agreement
Country Addendum

The additional terms and conditions set forth below are specifically incorporated into the Global Employee Stock Option Agreement. These terms and conditions govern the Option granted to you under the Plan if you are working in one of the countries listed below. If you are a citizen or a resident of a country other than the one in which you are currently working or move to another country after the Date of Grant, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you. Due to the complexities of legal, regulatory and tax issues, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation, or if you have any questions regarding the terms and conditions contained herein. Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Global Employee Stock Option Agreement.

ALL NON-U.S. COUNTRIES
Definition of Disability
If you are on the payroll of a Participating Company outside of the United States, for purposes of the Agreement the following provision shall replace the definition of “Disability” set forth in the Plan:

“Disability” shall mean your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Company shall have sole discretion to decide whether you have presented sufficient proof that you have a Disability as defined herein.

ARGENTINA

Securities Law Notice
You understand that neither the grant of this Option nor the purchase of Stock constitute a public offering as defined by the Law 17,811, or any other Argentine law. The offering of this Option is a private placement. As such, the offering is not subject to the supervision of any Argentine governmental authority.

AUSTRALIA

Restriction on Exercise
By accepting this Option, you acknowledge and agree that for each vesting date set forth in your Grant Notice, if the value of the Company's Stock per share is equal to or less than the exercise price of the Options (i.e., the Option is “underwater” on the vesting date), you will not be permitted to exercise the Option. Each portion of your Option that vests on a particular vesting date may only be exercised starting on the NASDAQ Global Select Market trading day following that vesting date on which the value per share of Stock exceeds the exercise price of the Options. For the avoidance of doubt, this entire provision applies equally to any unvested portion of the Options held by you if you transfer to Australia after the grant of the Option, unless otherwise determined by the Company in its sole discretion.

BRAZIL

Compliance Notice
By accepting this Option, you agree to comply with all applicable Brazilian laws and pay any and all applicable taxes associated with the exercise of the Option and the sale of the Stock obtained pursuant to the exercise of the Option. You agree that, for all legal purposes, (a) the benefits provided under the Plan are the result of commercial transactions unrelated to your employment; (b) the Plan is not a part of the terms and conditions of your employment; and (c) the income from the Option, if any, is not part of your remuneration from employment.

CANADA

Manner of Exercising Option
Due to Canadian tax law, you are prohibited from tendering shares of the Company's Stock to pay the exercise price or any Tax-Related Items in connection with this Option.

Repurchase of Stock
The Company waives any rights to repurchase Stock you acquire through exercise of your Options until such Stock has been held by you for a minimum of two years from the date of the exercise of this Option.

Termination of Service
The following provision supplements Section 1.1 of the Agreement:

In the event of termination of your Service (whether or not in breach of local labor laws or later found invalid), the date of termination of your rights (if any) with respect to this Option as set forth in the Plan and the Agreement will be measured from: (a) the date that you are no longer actively employed, or at the discretion of the Committee, (b) the date you receive notice of termination from the Employer, if earlier than (a), regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law).

The following provisions apply to you if you are resident in Quebec:

Language Consent
The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be provided to them in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy
This provision supplements Section 12 (Data Privacy) of the Agreement:

You hereby authorize the Company and the Company's representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, the Employer and any Participating Company to disclose and discuss the Plan with their advisors. You further authorize the Company, the Employer and Participating Company to record such information and to keep such information in your employee file.

CHINA

The following provisions govern your participation in the Plan if you are a national of the People's Republic of China resident in mainland China:

Method of Exercise
Due to regulatory requirements and notwithstanding any terms or conditions of the Plan to the contrary, you will be restricted to the cashless sell-all method of exercise with respect to your Options. To complete a cashless sell-all exercise, you understand that you should instruct the broker to: (a) sell all of the shares of Stock issued upon exercise; (b) use the proceeds to pay the exercise price, brokerage fees and any applicable Tax-Related Items; and (c) remit the balance in cash to you. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercise.

Further, notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, you understand and agree that upon termination of your Service with the Company (including its Subsidiary Corporations or Affiliates) for any reason whatsoever, you (or, in the event of your death, your legal representative) will be permitted to exercise any unexercised Options for the shorter of the post-termination exercise period (if any) set forth in the Agreement and six months of the termination of your Service, or within any other such time frame as may be required or permitted by the State Administration of Foreign Exchange, but in any event no later than the Option Expiration Date. Any unexercised portion of this Option shall immediately expire after this time.

Exchange Control Notice
You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the cashless sell-all exercise of your Options to China. You understand that, under local law, such repatriation of your cash proceeds will need to be effected through a special exchange control account established by the Company or one of its Subsidiary Corporations or Affiliates or by your Employer and you hereby consent and agree that any proceeds from the sale of any shares of Stock you acquire may be transferred to such special account prior to being delivered to you. Proceeds may be paid in U.S. dollars or local currency at the Company's discretion. If the proceeds are paid in U.S. dollars, you understand that you may be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, the Company is under no obligation to secure any currency conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You acknowledge and agree that you bear the risk of any currency conversion rate fluctuation during that time. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Treatment of Option upon Disability
Notwithstanding any terms or conditions of the Agreement to the contrary, you understand and agree that, if your Service with the Company (including its Subsidiary Corporations or Affiliates) terminates because of your Disability (as defined in this Addendum), the vesting of this Option shall be accelerated effective upon the date of such termination and you will be permitted to exercise any unexercised Options within six months after the date of such termination (or within any other such time frame as may be required or permitted by the State Administration of Foreign Exchange), but in any event no later than the Option Expiration Date. Any unexercised portion of this Option shall immediately expire after this time.

FRANCE

Consent to Receive Information in English
By accepting this Option, you confirm having read and understood the Plan and Agreement which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant l'option d'achat d'actions, vous confirmez avoir lu et compris le Plan et l'Accord, qui ont été fournis en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.
HONG KONG

Securities Law Notice
Warning: This Option and any shares of Stock issued upon exercise of the Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Subsidiary Corporations or Affiliates. The Plan, the Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a 'prospectus' for a public offering of securities under the applicable companies and securities legislation in Hong Kong, and the documents have not been reviewed by any regulatory authority in Hong Kong. This Agreement and the incidental communication materials are intended only for the personal use of each eligible Employee and not for distribution to any other persons. If you have any doubt about any of the contents of this Agreement or the Plan, you should obtain independent professional advice.

Sale of Shares
In the event the Option vests and shares of Stock are issued to you within six months of the Date of Grant, you agree that you will not dispose of the Stock prior to the six-month anniversary of the Date of Grant.

INDIA

Exchange Control Notice
You may pay the exercise price in cash or through a cashless sell-all method of exercise whereby you instruct the broker to sell all of the shares of Stock issued upon exercise, use the proceeds to pay the exercise price, brokerage fees and any applicable Tax-Related Items and remit the balance in cash to you. However, due to exchange control laws, you will not be permitted to pay the exercise price by using the cashless sell-to-cover method of exercise whereby you instruct the broker to sell a sufficient number of shares of Stock to cover the exercise price, brokerage fees and any applicable Tax-Related Items, and receive only the remaining shares of Stock subject to the exercised Option. In the event of changes in exchange control laws, the Company reserves the right to permit cashless sell-to-cover exercises.

Regardless of what method of exercise is used to acquire Stock, you must repatriate all proceeds received from the sale of Stock to India within a reasonable time following the sale (i.e., within 90 days). You must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.

INDONESIA

Method of Exercise
Due to regulatory requirements and notwithstanding any terms or conditions of the Plan to the contrary, you will be restricted to the cashless sell-all method of exercise with respect to your Options. To complete a cashless sell-all exercise, you should instruct the broker to: (a) sell all of the Stock issued upon exercise; (b) use the proceeds to pay the exercise price, brokerage fees and any applicable taxes; and (c) remit the balance in cash to you. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercise.

ISRAEL

Method of Exercise
Due to regulatory requirements and notwithstanding any terms or conditions of the Plan to the contrary, you will be restricted to the cashless sell-all method of exercise with respect to your Options. To complete a cashless sell-all exercise, you should instruct the broker to: (a) sell all of the Stock issued upon exercise; (b) use the proceeds to pay the exercise price, brokerage fees and any applicable taxes; and (c) remit the balance in cash to you. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercise.

Grant Subject to Terms and Conditions of Israeli Sub-Plan
This Option is offered to you subject to, and in accordance with, the terms of the Plan and the Israeli Sub-Plan to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan (the “Sub-Plan”). In the event you elect to exercise your Option (by means of a cashless sell-all exercise, as set forth above) prior to the conclusion of the Required Minimum Trust Period (as defined in Section 2.2 of the Sub-Plan), the tax consequences under Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 shall apply to and shall be borne solely by you, as further set forth in the Sub-Plan. By accepting this Option, you agree to be bound by the terms of the Plan, the Sub-Plan, and the Agreement and upon request of the Company or the Employer, to provide written consent to the terms of any tax ruling or agreement obtained by the Company or the Employer with regard to the Plan and the Sub-Plan.

This Option is intended to be a 102 Capital Gains Track Grant (as defined in Section 2.2 of the Sub-Plan) that qualifies for the 102 Capital Gains Track (as defined in Section 2.2 of the Sub-Plan) tax treatment. Notwithstanding the foregoing, by accepting this Option, you acknowledge that the Company cannot guarantee or represent that the 102 Capital Gains Track tax treatment will apply to the Option.

The Company may at its sole discretion replace the Trustee from time to time and instruct the transfer of all Options and any shares of Stock (if any) held and/or administered by such Trustee at such time to its successor and the provisions of the Grant Notice, this Agreement and the Trust Agreement shall apply to the new Trustee mutatis mutandis.

ITALY

Method of Exercise
Due to regulatory requirements and notwithstanding any terms or conditions of the Plan to the contrary, you will be restricted to the cashless sell-all method of exercise with respect to your Options. To complete a cashless sell-all exercise, you should instruct the broker to: (a) sell all of the Stock issued upon exercise; (b) use the proceeds to pay the exercise price, brokerage fees and any applicable Tax-Related Items; and (c) remit the balance in cash to you. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercise.

Data Privacy
Notwithstanding any information in the Agreement, this section in the Addendum applies with respect to data privacy in Italy.

You understand that the Employer, the Company and any of its Subsidiary Corporations and Affiliates may hold certain personal information about you, including your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of this Option or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of managing and administering the Plan (“Data”).

You also understand that providing the Company with the Data is necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is QUALCOMM Incorporated, with registered offices at 5775 Morehouse Drive, San Diego, California 92121, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is QUALCOMM Europe with registered offices in 3rd Floor, Piazza Indipendenza 11/B Rome, Italy. You understand that your Data will not be publicized, but it may be transferred to E*Trade Financial, banks, other financial institutions or brokers involved in the management and administration of the Plan. You further understand that the Company and/or its Subsidiary Corporations and Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and/or its Subsidiary Corporations and Affiliates may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to E*Trade Financial or another third party with whom you may elect to deposit any shares of Stock acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be located in the European Economic Area, or elsewhere, such as the U.S. or Asia. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete your Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of your Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, ask for rectification of your Data and stop, for legitimate reason, the Data processing. Furthermore, you are aware that your Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting your human resources department.

Plan Document Acknowledgment
In accepting this Option, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.

You further acknowledge that you have read and specifically and expressly approve the following clauses in the Agreement: Section 2.3: Tax Withholding; Section 2.4: Responsibility for Exercise; Section 2.5: Effect of Termination of Service; Section 7: Nontransferability;

Section 8: Option Not a Service Contract; Section 13: Nature of Grant; Section 14: Applicable Law; Section 16: Arbitration; Section 19: Language; and the Data Privacy Consent and Method of Exercise in this section of the Addendum.

MEXICO

Labor Law Statement
In accepting this Option, you acknowledge that you understand and agree that: (a) the Option is not related to the salary and any other contractual benefits provided to you by the Employer; and (b) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

Policy Statement
The offer the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to you. This offer and, in your case, the purchase of shares of Stock does not, in any way, establish a labor relationship between you and the Company and it does not establish any rights between you and the Employer.

The Company, with registered offices at 5775 Morehouse Drive, San Diego, California, U.S.A., is solely responsible for the administration of the Plan, and the acquisition of shares of Stock does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and the Employer is your sole employer, nor does it establish any rights between you and the Employer.

Plan Document Acknowledgement
By accepting this Option, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement in their entirety, and fully understand and accept all provisions of the Plan and the Agreement.

In addition, by executing the Grant Notice, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in the “Nature of the Grant” paragraph of the Grant Notice, in which the following is clearly established: (a) participation in the Plan does not constitute an acquired right; (b) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (c) participation in the Plan is voluntary; and (d) the Company and its Subsidiary Corporations and Affiliates are not responsible for any decrease in the value of the underlying shares of Stock.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Employer, the Company or its Subsidiary Corporations or Affiliates for any compensation or damages as a result of participation in the Plan and therefore grant a full and broad release to the Employer, the Company and its Subsidiary Corporations and Affiliates with respect to any claim that may arise under the Plan.

Spanish Translation

La invitación que la Compañía hace en relación con el Plan es unilateral y discrecional, por lo tanto, la Compañía se reserva el derecho absoluto para modificar o terminar el mismo en cualquier momento, sin ninguna responsabilidad para el Otorgario.
Esta invitación y, en el caso del  Otorgario, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre el Otorgario  y la Compañía. Tampoco establece derecho alguno entre el Otorgario y su empleador.

La Empresa, con oficinas registradas en 5775 Morehouse Drive, San Diego, California, U.S.A. es el único responsable para la administración del Plan. Su participación en el Plan, adquisición de Unidades de Acciones Restringidas o adquisición de Acciones como resultado de la maduración (“vesting”) de dichas Unidades de Acciones Restringidas no establece de ninguna forma una relación de trabajo entre usted y la Empresa, ya que su participación en el Plan se deriva de una relación estrictamente comercial y su único patrón lo es el Patron, así como tampoco genera derechos entre usted y su Patrón.

Reconocimiento de los Términos y Condiciones del Plan
Al aceptar las Opciones de Compra de Acciones, usted reconoce que ha recibido una copia del Plan, que ha revisado el mismo y el Convenio en su totalidad, y que entiende completamente y acepta todas y cada una de las disposiciones del Plan y el Convenio.
Adicionalmente, al firmar el Aviso, usted adicionalmente reconoce que ha leído y ha específica y expresamente aprobado los términos y condiciones del párrafo denominado “Naturaleza del Otorgamiento” de dicho Aviso, en el cual se establece claramente que: (a) la participación en el Plan no constituye un derecho adquirido; (b) el Plan y la participación en el mismo se ofrece por la Empresa de forma completamente discrecional; (c) la participación en el Plan es voluntaria; y (d) la Empresa y sus Subsidiarias y Afiliadas no son responsables por cualquier reducción del valor de las acciones pendientes por ser otorgadas.

Finalmente, usted declara que no se reserva cualquier acción o derecho para reclamar del Patrón, la Empresa o sus Subsidiarias o Afiliadas cualquier compensación o daños como resultado de la participación en el Plan y por lo tanto, otorga el más amplio finiquito que en derecho corresponda al Empleado, la Empresa, sus Subsidiarias y Afiliadas en relación a cualquier reclamación que pudiera derivarse del Plan.

NEW ZEALAND

Securities Law Notice
You are being offered an opportunity to participate in the Company's 2006 Long-Term Incentive Plan. In compliance with New Zealand securities law, you are hereby notified that the documents listed below are available for your review on the Stock Administration website, the Company's external webpage and/or the webpage in MySource where you are required to view and accept your grant. At the time of an Option grant, you shall receive details of the current web addresses for the webpages at which each of these documents may be accessed.

1.	The Company's most recent Annual Report;

2.	The Company's most recent published financial statements;

3.	The 2006 Long-Term Incentive Plan;

4.	The 2006 Long-Term Incentive Plan Prospectus;

5.	The 2006 Long-Term Incentive Plan Global Employee Stock Option Grant Notice; and

6.	The 2006 Long-Term Incentive Plan Global Employee Stock Option Agreement.

A copy of the above documents will be provided to you, free of charge, on written request to the Stock Administration Department at QUALCOMM Incorporated, with registered offices at 5775 Morehouse Drive, San Diego, California 92121, U.S.A.

You should read the provided materials carefully before making a decision whether to participate in the Plan. When reading these materials, you should note that all references to the exercise price are listed in U.S. dollars. In addition, you should consult your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

PHILIPPINES

Securities Law Notice
The securities being offered or sold herein have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the “SRC”). Any future offer or sale thereof is subject to registration requirements under the SRC unless such offer or sale qualifies as an exempt transaction.

Further, you will not be permitted to exercise your Options unless or until the Company or a Subsidiary Corporation or Affiliate in the Philippines has obtained all necessary approvals or registrations or has submitted all filings required under Philippines law. If the Company or a Philippine Subsidiary Corporation or Affiliate is unable to obtain such approval or registration or does not submit such filings, you acknowledge that this Option may not be exercised and you will not receive any compensation or benefits in lieu of this Option.

You acknowledge that you are permitted to sell shares of Stock acquired under the Plan through the designated Plan broker appointed by the Company (or such other broker to whom you may transfer the shares of Stock), provided that such sale takes place outside of the Philippines through the facilities of the NASDAQ Global Select Market on which the shares are listed.

RUSSIA

U.S. Transaction
Any Stock to be issued upon exercise of your Options shall be delivered to you through a brokerage account in the U.S. You may hold the Stock in your brokerage account in the U.S.; however, in no event will Stock issued to you under the Plan be delivered to you in Russia. You are not permitted to sell the Stock directly to other Russian legal entities or individuals.

Securities Law Notice
The Agreement, the Grant Notice, the Plan and all other materials you may receive regarding your participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia. The delivery of Plan documents and the issuance of shares of Stock shall conform to the provisions of Section 4 of the Agreement and this Section of the Addendum.

The Company reserves the right to restrict you to the cashless sell-all method of exercise with respect to your Options. If applicable, to complete a cashless sell-all exercise, you should instruct the broker to: (a) sell all of the Stock issued upon exercise; (b) use the proceeds to pay the exercise price, brokerage fees and any applicable Tax-Related Items; and (c) remit the balance in cash to you. If the Company imposes a cashless sell-all exercise requirement, in its sole discretion, you will be prohibited from using a cash or cashless sell-to-cover exercise method.

Exchange Control Notice
In order to perform a cash exercise of the Option, you must remit the funds from a foreign currency account opened in your name at an authorized bank in Russia. This requirement does not apply if you use a cashless method of exercise, such that there is no remittance of funds out of Russia.

Within a reasonably short time after the sale of shares of Stock, the sale proceeds must be initially credited to you through a foreign currency account at an authorized bank in Russia. After the sale proceeds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

SINGAPORE

Securities Law Notice
This Option is being offered pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Option is subject to section 257 of the SFA and you will not be able to make (a) any subsequent sale of the shares of Stock in Singapore or (b) any offer of such subsequent sale of the shares of Stock in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

SOUTH AFRICA

Method of Exercise
Due to regulatory requirements and notwithstanding any terms or conditions of the Plan to the contrary, you will be restricted to the cashless sell-all method of exercise with respect to your Options. To complete a cashless sell-all exercise, you should instruct the broker to: (a) sell all of the Stock issued upon exercise; (b) use the proceeds to pay the exercise price, brokerage fees and any applicable Tax-Related Items; and (c) remit the balance in cash to you. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercise.

Exchange Control Notice

You understand and agree that you are solely responsible for complying with applicable South African exchange control regulations. Because the exchange control regulations change frequently and without notice, you should consult a legal advisor prior to the purchase or sale of shares of Stock to ensure compliance with current regulations. It is your responsibility to comply with South African exchange control laws, and neither the Company nor its local Subsidiary Corporation will be liable for any fines or penalties for your failure to do so.

SPAIN

Nature of the Grant
This provision supplements Section 13 of the Agreement:

By accepting this Option, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant Options under the Plan to individuals who may be employees of the Company or its Subsidiary Corporations and Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Subsidiary Corporation or Affiliate, other than to the extent set forth in the Agreement. Consequently, you understand that this Option is offered on the assumption and condition that the Option and any shares of Stock acquired under the Plan are not part of any employment contract (either with the Company or any Subsidiary Corporation or Affiliate), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. Further, you understand and agree that, except to the extent expressly permitted under Section 2.5 of the Agreement or otherwise expressly provided for by the Company at the Date of Grant, you will not be entitled to continue vesting in the Option once your employment with the Company or any Subsidiary Corporation or Affiliate ceases for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers' Statute, relocation under Article 40 of the Workers' Statute, Article 50 of the Workers' Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

In addition, you understand that this offer would not be made but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Option shall be null and void.

UNITED ARAB EMIRATES

Securities Law Notice
This Option is being offered only to eligible Employees, Consultants and Directors and is in the nature of providing equity incentives to Employees, Consultants and Directors of a Participating Company in the United Arab Emirates. Any documents related to the Option, including the Plan, the Grant Notice, the Agreement and any other grant-related documents (“Option Documents”), are intended for distribution only to such Employees, Consultants and Directors and must not be delivered to, or relied on by, any other person. The relevant securities authorities have no responsibility for reviewing or verifying any Option Documents. United Arab Emirates securities or financial/economic authorities have not approved the Option Documents, nor taken steps to verify the information set out in them, and thus, are not responsible for their content. You, as a prospective stockholder, should conduct your own due diligence on the securities. If you do not understand the contents of the Option Documents, you should consult an authorized financial advisor.

UNITED KINGDOM

Tax Obligations
The following supplements Section 2.3 of the Agreement:

If payment or withholding of the income tax due is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected income tax shall constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current HM Revenue and Customs (“HMRC”) Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 2.3 of the Agreement. Notwithstanding the foregoing, if you are a director or executive officer (within the meaning of Section 13(k) of the Exchange Act) of the Company, the terms of this Section will not apply to you. In the event that income tax is not collected from or paid by a director or executive officer of the Company by the Due Date, the amount of any uncollected income tax may constitute a benefit to such director or executive officer on which additional income tax and National Insurance Contributions may be payable. If you are a director or executive officer of the Company, you acknowledge that you will be responsible for reporting and paying any income tax and National Insurance Contributions due on this additional benefit directly to the HMRC under the self-assessment regime.

VENEZUELA

Method of Exercise
Due to regulatory requirements, and notwithstanding any terms or conditions of the Plan to the contrary, you will be restricted to the cashless sell-all method of exercise with respect to your Options. To complete a cashless sell-all exercise, you should instruct the broker to: (a) sell all of the Stock issued upon exercise; (b) use the proceeds to pay the exercise price, brokerage fees and any applicable taxes; and (c) remit the balance in cash to you. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercise.

Exchange Control Acknowledgment
You acknowledge that, to ensure compliance with the applicable exchange control regulations in Venezuela, you are hereby advised to consult your personal advisor prior to exercising this

Option or repatriating any proceeds of the sale of shares of Stock to Venezuela, as such regulations are subject to frequent change and there may be restrictions with respect to such transactions as a result of amendments to the exchange control laws in 2010. You are solely responsible for ensuring compliance with all exchange control laws in Venezuela.

VIETNAM

Method of Exercise
Due to regulatory requirements and notwithstanding any terms or conditions of the Plan to the contrary, you will be restricted to the cashless sell-all method of exercise with respect to your Options. To complete a cashless sell-all exercise, you should instruct the broker to: (a) sell all of the Stock issued upon exercise; (b) use the proceeds to pay the exercise price, brokerage fees and any applicable taxes; and (c) remit the balance in cash to you. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercise.

Exchange Control Notice
All cash proceeds from the cashless sell-all exercise of your Options must be repatriated to Vietnam. Such repatriation of proceeds may need to be effectuated through a bank account established by the Company or its Subsidiary Corporation or Affiliate, including the Employer. By accepting the Option, you consent and agree that the cash proceeds may be transferred to such account prior to being delivered to you.

14